UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 26, 2017

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2017, Credit Acceptance Corporation (the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) entered into a $350.0 million asset-backed non-recourse secured financing (the “Financing”). Pursuant to this transaction, we contributed loans having a net book value of approximately $437.6 million to a wholly-owned special purpose entity, Credit Acceptance Funding LLC 2017-3 (“Funding 2017-3”), which transferred the loans to a trust, which issued three classes of notes:

Note Class	Amount	Average Life	Price	Interest Rate
A	$233,600,000	2.58 years	99.99188%	2.65%
B	$62,800,000	3.41 years	99.97321%	3.21%
C	$53,600,000	3.71 years	99.98411%	3.48%

The Financing will:

•	have an expected annualized cost of approximately 3.2% including the initial purchasers’ fees and other costs;

•	revolve for 24 months after which it will amortize based upon the cash flows on the contributed loans; and

•	be used by us to repay outstanding indebtedness.

We will receive 6.0% of the cash flows related to the underlying consumer loans to cover servicing expenses. The remaining 94.0%, less amounts due to dealers for payments of dealer holdback, will be used to pay principal and interest on the notes as well as the ongoing costs of the Financing. The Financing is structured so as not to affect our contractual relationships with our dealers and to preserve the dealers’ rights to future payments of dealer holdback.

The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes.

The parties to this transaction are the Company, as servicer, Credit Acceptance Auto Loan Trust 2017-3, as issuer (the “Trust”), Funding 2017-3, as seller, and Wells Fargo Bank, National Association, as trust collateral agent, indenture trustee and backup servicer.

The Financing creates loans for which the Trust is liable and which are secured by all the assets of the Trust. Such loans are non-recourse to the Company, even though the Trust, Funding 2017-3 and the Company are consolidated for financial reporting purposes. Except for the servicing fee and payments due to dealers, if the Financing is amortizing, the Company does not have any rights in any portion of such collections until all outstanding principal, accrued and unpaid interest, fees and other related costs have been paid in full. If the Financing is not amortizing, Funding 2017-3 may be entitled to retain a portion of such collections provided that the borrowing base requirements of the Financing are satisfied. However, in its capacity as servicer of the loans, the Company does have a limited right to exercise a “clean-up call” option to purchase loans from Funding 2017-3 and/or the Trust under certain specified circumstances. Alternatively, when the Trust’s underlying indebtedness is paid in full, either through collections or through a prepayment of the indebtedness, the Trust is to pay any remaining collections over to Funding 2017-3 as the sole beneficiary of the Trust. The collections will then be available to be distributed to the Company as the sole member of Funding 2017-3.

The Financing may be accelerated upon the occurrence of an “indenture event of default.” An “indenture event of default” includes: a default by the Trust in the payment of interest or principal when due; any breach of covenant or any material breach of representation or warranty that is not cured within the specified time following notice; the occurrence of certain bankruptcy or insolvency events involving the Trust or Funding 2017-3; the failure of cumulative collections on the transferred assets to be more than a threshold percentage of cumulative projected collections for three consecutive collection periods; a transfer by Funding 2017-3 of its ownership of the Trust (other than as permitted by the transaction documents); the failure of Funding 2017-3 to observe in any material respect any of its limited purpose covenants after giving effect to notice and grace periods; the failure of the indenture trustee to have a valid and perfected first priority security interest in a material portion of the Trust’s property if such failure has not been cured within ten business days; the Issuer becoming an investment company within the meaning of the Investment Company Act of 1940; and the cessation of any transaction document to be in full force and effect.

The terms and conditions of this transaction are set forth in the agreements attached hereto as Exhibits 4.88 through 4.93, which agreements are incorporated herein by reference.

On October 26, 2017, we issued a press release regarding the Financing, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.88	Indenture dated as of October 26, 2017, between Credit Acceptance Auto Loan Trust 2017-3 and Wells Fargo Bank, National Association.
4.89	Sale and Servicing Agreement dated as of October 26, 2017 among the Company, Credit Acceptance Auto Loan Trust 2017-3, Credit Acceptance Funding LLC 2017-3, and Wells Fargo Bank, National Association.
4.90	Backup Servicing Agreement dated as of October 26, 2017, among the Company, Credit Acceptance Funding LLC 2017-3, Credit Acceptance Auto Loan Trust 2017-3, and Wells Fargo Bank, National Association.
4.91	Amended and Restated Trust Agreement dated as of October 26, 2017, between Credit Acceptance Funding LLC 2017-3 and U.S. Bank Trust National Association.
4.92	Sale and Contribution Agreement dated as of October 26, 2017, between the Company and Credit Acceptance Funding LLC 2017-3.
4.93
Amended and Restated Intercreditor Agreement dated October 26, 2017, among the Company, CAC Warehouse Funding Corporation II, CAC Warehouse Funding LLC IV, CAC Warehouse Funding LLC V, CAC Warehouse Funding LLC VI, Credit Acceptance Funding LLC 2017-3, Credit Acceptance Funding LLC 2017-2, Credit Acceptance Funding LLC 2017-1, Credit Acceptance Funding LLC 2016-3, Credit Acceptance Funding LLC 2016-2, Credit Acceptance Funding LLC 2016-1, Credit Acceptance Funding LLC 2015-2, Credit Acceptance Funding LLC 2015-1, Credit Acceptance Auto Loan Trust 2017-3, Credit Acceptance Auto Loan Trust 2017-2, Credit Acceptance Auto Loan Trust 2017-1, Credit Acceptance Auto Loan Trust 2016-3, Credit Acceptance Auto Loan Trust 2016-2, Credit Acceptance Auto Loan Trust 2015-2, Credit Acceptance Auto Loan Trust 2015-1, Wells Fargo Bank, National Association, as agent, Fifth Third Bank, as agent, Bank of Montreal, as agent, Flagstar Bank, FSB, as agent and Comerica Bank, as agent.

99.1	Press Release dated October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: October 27, 2017	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer